Exhibit 99.1

     Aeropostale Reports RECORD FOURTH Quarter AND FISCAL YEAR 2003 RESULTS

---Fourth Quarter Earnings Per Share Increase 54% to $0.71Versus $0.46 in Prior Year---

                ---Announces Earnings Guidance for Fiscal 2004---

New York, New York, March 11, 2004 --- Aeropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of active and casual apparel for the teen market, today reported results for the fourth quarter and fiscal year ended January 31, 2004.

In a separate release today, the company announced that its board of directors approved a three-for-two stock split to be effected in the form of a stock dividend to holders of record on April 12, 2004. The company also announced that its board of directors has authorized an increase of $35 million in its common stock repurchase program, which will bring the total stock repurchase program to $70 million.

Net income for the fourth quarter reached a record level of $27.5 million or $0.71 per diluted share, ahead of the company's most recent guidance. This compares to $17.7 million or $0.46 per diluted share in the comparable quarter in the prior year.

Net sales for the quarter increased 32.1% to a record level of $272.6 million versus $206.4 million in the comparable period last year. Fourth quarter comparable store sales increased 8.5%, compared to an increase of 0.3% in the year ago quarter.

Julian R. Geiger, Chairman and Chief Executive Officer, said, "We are extremely pleased with the results of the fourth quarter, which were driven by a successful holiday sales period. Our merchandise assortment was trend right and focused, and our merchandising and promotional strategies were highly effective. Our strong performance during the holiday selling season underscores the strength of our brand and highlights the compelling nature of our concept."

Net income for the 52 weeks ended January 31, 2004 was $54.3 million or $1.40 per diluted share, compared to net income of $31.3 million or $0.82 per diluted share in the prior year. Net income for the prior year excluding an equity based compensation charge was $34.0 million or $0.89 per diluted share (See Exhibit
D).

Net sales for the 52 weeks ended January 31, 2004 increased 33.4% to $734.9 million, compared to net sales of $550.9 million for the 52 weeks ended February 1, 2003. Comparable store sales increased 6.6% for the full year, compared to an increase of 6.6% in the prior year.

The company today also announced its earnings guidance for fiscal 2004. The company believes it will achieve earnings per share of $0.09 for the first quarter. For the full year, the company believes it will open 95 new stores, achieve mid single digit comparable store sales and earnings per diluted share in the range of $1.72 to $1.73.

Mr. Geiger continued, "Fiscal 2003 was an important year for our company strategically and financially. We reached record levels of sales and earnings, opened 95 stores, entered six new markets and solidified our position as a destination brand within the mall. We remain excited as we head into the new fiscal year and we believe that we are prepared to capitalize on the many opportunities that lie ahead."


The Company will be holding a conference call today at 4:30 P.M. to review its fiscal 2003 results. The broadcast will be available through the 'Investor Relations' link at www.aeropostale.com and at www.companyboardroom.com. To listen to the broadcast, your computer must have Windows Media Player installed. If you do not have Windows Media Player, go to the latter site prior to the call, where you can download the software for free.

About Aeropostale, Inc.
Aeropostale, Inc. (www.aeropostale.com) is a mall-based specialty retailer of casual apparel and accessories that targets both young women and young men aged 11 to 20. The company provides customers with a selection of high-quality, active-oriented, fashion basic merchandise in a high-energy store environment. The company maintains complete control over the proprietary brand by designing and sourcing all of its own merchandise. Aeropostale products can be purchased only in its stores, which sell Aeropostale merchandise exclusively.

The first Aeropostale store was opened in 1987. The company currently operates 462 stores in 41 states.

Special Note: Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risks and uncertainties, including statements regarding the company's strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements. These factors include the company's ability to implement its growth strategy successfully, changes in consumer fashion preferences, economic and other conditions in the markets in which we operate, competition, seasonality and the other risks discussed in the company's prospectus dated July 28, 2003 filed with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.


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

EXHIBIT A

                                AEROPOSTALE, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)



                                                        January 31,  February 1,
                                                          2004          2003
                                                          ----          ----
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents ..........................  $ 138,356    $  87,475
  Merchandise inventory ..............................     61,807       46,645
  Other current assets ...............................     13,252       10,669
                                                        ---------    ---------
     Total current assets ............................    213,415      144,789
FIXTURES, EQUIPMENT AND IMPROVEMENTS-- Net
                                                           92,578       69,448
OTHER ASSETS .........................................      1,055        8,795
                                                        ---------    ---------
          TOTAL ASSETS ...............................  $ 307,048    $ 223,032
                                                        =========    =========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable ...................................  $  30,477    $  17,954
  Accrued expenses ...................................     40,196       40,044
                                                        ---------    ---------
     Total current liabilities .......................     70,673       57,998
  OTHER LIABILITIES ..................................     50,682       37,075
COMMITMENT AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock-- par value, $0.01 per share; 200,000
authorized, 37,863 and 35,306 shares issued and ......        379          353
outstanding
  Treasury stock - at cost (630 shares) ..............    (17,695)        --
  Additional paid-in capital .........................     63,478       41,657
  Other comprehensive loss ...........................       (672)        --
  Retained earnings ..................................    140,203       85,949
                                                        ---------    ---------
     Total stockholders' equity ......................    185,693      127,959
                                                        ---------    ---------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ......  $ 307,048    $ 223,032
                                                        =========    =========

EXHIBIT B

                                AEROPOSTALE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
                             SELECTED FINANCIAL DATA
                 (in thousands, except per share and store data)


                                                             13 weeks ended               13 weeks ended
                                                             --------------               --------------
                                                             January 31, 2004            February 1, 2003
                                                             ----------------            ----------------
                                                                         % of Sales                % of Sales
NET SALES ...........................................   $ 272,642          100.0%    $ 206,423         100.0%
COST OF SALES including certain buying, occupancy and
warehousing expenses ................................     182,680           67.0       142,965          69.3
                                                        ---------                    ---------
GROSS PROFIT ........................................      89,962           33.0        63,458          30.7
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES ........      45,088           16.5        34,109          16.5
                                                        ---------                    ---------
INCOME FROM OPERATIONS ..............................      44,874           16.5        29,349          14.2
INTEREST INCOME-- Net ...............................        (261)          (0.1)         (113)         (0.1)
                                                        ---------                    ---------
INCOME BEFORE INCOME TAXES ..........................      45,135           16.6        29,462          14.3
PROVISION FOR INCOME TAXES ..........................      17,613            6.5        11,787           5.7
                                                        ---------                    ---------
NET INCOME ..........................................   $  27,522           10.1%    $  17,675           8.6%
                                                        =========                    =========
  Basic net income per share ........................   $    0.74                    $    0.50
                                                        =========                    =========
  Diluted net income per share ......................   $    0.71                    $    0.46
                                                        =========                    =========

Basic weighted average number of shares outstanding        37,399                       35,222
Diluted weighted average number of shares outstanding      39,029                       38,435

STORE DATA:

Comparable store sales ..............................         8.5%                         0.3%

Stores open at end of period ........................         459                          367


Total gross square footage at end of period .........   1,611,669                    1,299,606

EXHIBIT C
                                AEROPOSTALE, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND
                             SELECTED FINANCIAL DATA
                 (in thousands, except per share and store data)

                                                             52 weeks ended               52 weeks ended
                                                             --------------               --------------
                                                             January 31, 2004            February 1, 2003
                                                             ----------------            ----------------
                                                                         % of Sales                % of Sales
NET SALES ...........................................   $ 734,868          100.0%    $ 550,904         100.0%
COST OF SALES including certain buying, occupancy and
warehousing expenses ................................     505,152           68.7       388,301          70.5
GROSS PROFIT ........................................     229,716           31.3       162,603          29.5
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES ........     141,520           19.3       110,506          20.1
                                                        ---------                    ---------
INCOME FROM OPERATIONS ..............................      88,196           12.0        52,097           9.5
INTEREST INCOME -- Net ..............................        (760)          (0.1)          (56)         --
                                                        ---------                    ---------
INCOME BEFORE INCOME TAXES ..........................      88,956           12.1        52,153           9.5
PROVISION FOR INCOME TAXES ..........................      34,702            4.7        20,863           3.8
                                                        ---------                    ---------
NET INCOME ..........................................   $  54,254            7.4%    $  31,290           5.7%
                                                        =========                    =========

Basic net income per share ..........................   $    1.49                    $    0.90
                                                        =========                    =========

Diluted net income per share ........................   $    1.40                    $    0.82
                                                        =========                    =========

Basic weighted average number of shares outstanding        36,505                       34,387
Diluted weighted average number of shares outstanding      38,858                       37,854

STORE DATA:

Comparable store sales ..............................         6.6%                         6.6%

Stores open at end of period ........................         459                          367

Total gross square footage at end of period .........   1,611,669                    1,299,606

EXHIBIT D: The following proforma condensed consolidated statements of income for the 52 weeks ended January 31, 2004 and February 1, 2003 excludes an equity based compensation charge for the respective periods, if applicable.

PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                      (in thousands, except per share date)

                                 52 weeks ended

                                                    January 31,      February 1,

                                                        2004             2003
                                                       -------         --------


NET INCOME                                             $54,254         $ 31,290
Equity based compensation                                 --              4,473
Income tax effect (a)                                     --             (1,789)
Cumulative accounting change                              --               --
                                                       -------         --------

PROFORMA NET INCOME                                    $54,254         $ 33,974
                                                       =======         ========

PROFORMA DILUTED EARNINGS PER
SHARE:                                                 $  1.40         $   0.89
                                                       =======         ========

(a) Assumes a tax rate of 40%

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